Exhibit 10.147

AMENDMENT TO AUTO LOAN PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT ("Amendment") to the AUTO LOAN PURCHASE AND SALE AGREEMENT ("Agreement") dated and effective June 5, 2000, by and between E- LOAN, Inc. ("E-LOAN") and AmeriCredit Financial Services, Inc. ("AmeriCredit") is entered into and effective this 17th day of October, 2001.

FOR GOOD AND VALUABLE CONSIDERATION the receipt and sufficiency of which is expressly acknowledged by the parties hereto, E-LOAN and AmeriCredit agree as fellows:

1. With respect to the loan documentation and verification requirements set out in Exhibit D, E-Loan is no longer required to obtain verbal verification of proof of insurance for any AmeriCredit booked loan. A current insurance card is required.

2. With respect to the loan documentation and verification requirements set out in Exhibit D, AmeriCredit requires that three references be provided for loans approved by AmeriCredit at all Verification Levels.

3. With respect to the loan documentation and verification requirements set out in Exhibit D, E-Loan will request a copy of the borrower's and coborrower's driver's license, but the driver's license will not be mandatory for funding.

4. With respect to the loan documentation and verification requirements set out in Exhibit D, AmeriCredit will no longer require dealer and customer signatures on the lien perfection documents. A title application or front and back of the executed title is acceptable. Borrower and lienholder information must be verified.

5. Effective March 12, 2001, the effective rate range is [ ** ]% depending upon AmeriCredit custom score and state regulations. Effective April 26, 2001, the effective rate range is [ ** ]% depending upon AmeriCredit custom score and state regulations.

6. The fifth sentence of Paragraph 1.5 of the Agreement is amended to read as follows:

"Until the Transfer Date, E-LOAN shall own the application and all documentation relating to a prospective Loan to be sold. E-Loan acknowledges and agrees that Correspondent may utilize proprietary information of E-Loan with respect to applications that are declined or approved and not funded, solely for internal credit decisioning model development purposes; provided, however, that Correspondent shall comply in all respects with all applicable federal and state privacy requirements, including without limitation the requirements of the Gramm-Leach-Bliley Act, relating to consumer or customer information."

7. Section 7.2 of the Agreement is deleted and replaced with the following:

7.2 Customer Privacy and Confidentiality of Information.

(a) Each party and their respective affiliates, directors, officers, employees, authorized representatives, agents and advisors (including without limitation, attorneys, accountants, consultants, bankers and financial advisors) shall keep confidential all information concerning the other party's proprietary business procedures, products, services, operations, marketing materials, fees, policies or plans and all Nonpublic Personal Information of the other party that is received or obtained during the negotiation or performance of the Agreement, whether such information is oral or written, and whether or not labeled as confidential by such party (collectively "Confidential Information"). "Nonpublic Personal Information" shall include all personally identifiable financial information and any list, description or other grouping of consumers, and publicly available information pertaining to them, that is derived using any personally identifiable financial information that is not publicly available, and shall further include all "nonpublic personal information" as defined by federal regulations implementing the Gramm-Leach-Bliley Act, as amended from time to time. "Personally identifiable financial information" means any information a consumer provides to a party in order to obtain a financial product or service, any information a party otherwise obtains about a consumer in connection with providing a financial product or service to that consumer, and any information about a consumer resulting from any transaction involving a financial product or service between a party and a consumer. Personally identifiable information may include, without limitation, a consumer's first and last name, physical address, zip code, email address, phone number, social security number, birth date, and any other information that itself identifies or when tied to the above information, may identify a consumer.

(b) Each party shall take reasonable steps, at least substantially equivalent to the steps it takes to protect its own proprietary information, during the term of this Agreement and for a period of three years following termination of this Agreement, to prevent the use, duplication or disclosure of Confidential Information, other than, by or to its employees or agents who are directly involved in negotiating or performing this Agreement and who are apprised of their obligations under this Section and directed by the receiving party to treat such information confidentially, or except as required by law or by a supervising regulatory agency of a receiving party (with information as to the amount of, and manner of calculating the Purchase Price redacted where permitted). Neither party shall disclose, share, rent, sell or transfer to any third party any Confidential Information.

(c) Each party's Privacy Notices and Privacy Policies are consistent with the Federal Trade Commission's procedures, rules and regulations, as applicable and as amended from time to time, and comply with acceptable trade practices.

(d) Upon the request of the disclosing party, the other party shall promptly return all Confidential Information received in connection with the transaction, and shall promptly destroy such materials containing such information (and any copies, extracts, and summaries thereof) and shall further provide the other party with written confirmation of such return or destruction upon request; provided, however, Correspondent shall have no duty to destroy or return any data gathered pursuant to Paragraph 1.5 of the Agreement, as amended, in the event a party discovers that Confidential Information been used in an unauthorized manner or disclosed in violation of this Section, the party discovering the unauthorized use or disclosure shall immediately notify the other party of such event, and the disclosing party shall indemnify and hold the other party harmless from all claims, damage, liability, costs and expenses (including court casts and reasonable attorneys' fees) arising or resulting from the unauthorized use or disclosure. In addition, the non-disclosing party shall be entitled to all other remedies available at law or equity, including injunctive relief.

8. Section 1.5 and Exhibit E of the Agreement provide for payment of an Origination or Referral Pee ("fee") to E-LOAN by AmeriCredit per booked loan in an amount based on loan closure rate (see schedule below).

Closure Rate	Referral Fee
[ ** ]	[ ** ]
[ ** ]	[ ** ]
[ ** ]	[ ** ]
[ ** ]	[ ** ]
[ ** ]	[ ** ]

Beginning July 1, 2001, AmeriCredit agrees to pay E-LOAN a flat fee of $[ ** ]per booked loan with no additional origination or referral fee payment. This fee schedule will continue on a monthly basis until the parties mutually spree that these flat fee payments shall cease and a new mutually agreed upon pricing schedule shall take effect.

9. Beginning September 1, 2001, for the loans AmeriCredit purchases, AmeriCredit will take responsibility for certificate of title follow up and lien perfection except for those loans where the certificate of title has been issued reflecting an incorrect lienholder or the title requires a correction that must be facilitated by E-LOAN. The parties will mutually agree on the rights and responsibilities of all title follow up pursuant to a Title Follow Up Transition Plan, of which the terms and conditions are incorporated herein.

The Agreement is hereby modified and amended to incorporate the terms and conditions set forth herein, which shall supersede and prevail over any conflicting terms of the Agreement. Except for the changes above, all of the terms and conditions of the Agreement remain in full force and effect.

AMERICREDIT FINANCIAL SERVICES, INC. By: Authorized Signature Name: Title:	E-LOAN, INC. By: Authorized Signature Name: Title: